                                                                    Exhibit 99.1

                       CONSENT AND LETTER OF TRANSMITTAL

  For the Offer to Exchange 13 1/8% Senior Notes Due 2006 and 13 1/2% Senior
                              Notes due 2008

                     of Corporacion Durango, S.A. de C.V.
                          For Any and All Outstanding
                12 5/8% Notes Due 2003 (CUSIP No. 40050MAA4) of
                    Grupo Industrial Durango, S.A. de C.V.
                 (US$250,000,000 Principal Amount Outstanding)
       and Solicitation of Consents with respect to Indenture Amendments

   THE EXPIRATION DATE OF THE EXCHANGE OFFER IS 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 27, 2001, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF GID NOTES (AS DEFINED BELOW) IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO AUGUST 27, 2001, BUT NOT THEREAFTER. THE COMPANY RESERVES THE RIGHT TO EXTEND THE EXCHANGE OFFER AT ANY TIME SUBJECT TO COMPLIANCE WITH APPLICABLE LAW.


   CONSENTS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE LATER TO OCCUR OF (I) 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2001, BY MAKING A VALID WITHDRAWAL OF THE RELATED TENDERED GID NOTES (SUCH TIME AND DATE, THE "CONSENT DATE") OR (II) THE TIME AND DATE THAT THE COMPANY HAS RECEIVED CONSENTS TO THE PROPOSED AMENDMENTS FROM THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING AMOUNT OF THE GID NOTES THEN OUTSTANDING A WITHDRAWAL OF TENDERED GID NOTES AFTER THE CONSENT DATE WILL NOT CONSTITUTE A WITHDRAWAL OF A CONSENT.



                 The Exchange Agent for the Exchange Offer is:

                           The Chase Manhattan Bank
                                55 Water Street
                              New York, NY 10014
                              Attn: Victor Matis

  Delivery of this Consent and Letter of Transmittal to the Exchange Agent or to any other person will not constitute a valid tender of the Exchange Notes.

  HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE CONSENT PAYMENT (AS DESCRIBED IN THE PROSPECTUS) MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR GID NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE CONSENT DATE.


  The undersigned hereby acknowledges receipt and review of the prospectus and consent solicitation dated July 30, 2001 (the "Prospectus") of Corporacion Durango, S.A. de C.V. (the "Company") and this consent and letter of transmittal (the "Consent and Letter of Transmittal"), which together describe the Company's (i) offer (the "Exchange Offer") to issue US$1,030 in principal amount of its 13 1/8% Senior Notes due 2006 (the "2006 Notes") or US$1,030 in principal amount of its 13 1/2% Senior Notes due 2008 (the "2008 Notes" and, together with the "2006 Notes", the "Exchange Notes") in exchange for US$1,000 in principal amount of the 12 5/8% Notes due 2003 (the "GID Notes") of Grupo Industrial Durango, S.A. de C.V. ("GID") issued under an indenture (the "Indenture") dated as of July 25, 1996 between GID and The Chase Manhattan Bank, as Trustee and (ii) solicitation for consents (the "Consents") from the holders of the GID Notes to certain proposed amendments to the Indenture (the "Solicitation").


  Upon the terms and subject to the conditions of the Exchange Offer described in this Consent and Letter of Transmittal and the accompanying Prospectus, the undersigned may select the form of consideration received for such undersigned's GID Notes from the following two options, subject to the limitations described below:

    .  new 13 1/8% Senior Notes due 2006; and


    .  new 13 1/2% Senior Notes due 2008.

  Holders of GID Notes do not have to choose the same option for all the GID Notes that such holders tender. Holders of GID Notes do not have to tender all of their GID Notes to participate in the Exchange Offer.


  The Company is offering to exchange up to a maximum of US$50 million in aggregate principal amount of GID notes for 2006 Notes and US$200 million in aggregate principal amount of GID notes for 2008 Notes.


  Either type of the Exchange Notes may be oversubscribed. In the event of oversubscription, the Company will issue the oversubscribed type of Exchange Notes on a pro rata basis in exchange for all GID Notes tendered for the oversubscribed type of Exchange Notes and will issue the other type of Exchange Notes in exchange for the balance of the tendered GID Notes. Therefore, a holder may receive a different type of Exchange Note than that for which the holder tendered for a portion of the GID Notes that such holder tendered.


  The Exchange Notes will pay interest on February 1 and August 1 of each year, commencing February 1, 2002. Interest on the Exchange Notes will accrue from August 1, 2001, irrespective of the settlement date of the Exchange Offer. Interest on the GID Notes for the period from February 1, 2001 to August 1, 2001 will be paid in cash as scheduled on August 1, 2001. No separate payment of accrued interest on the GID Notes will be made on the settlement date of the Exchange Offer.



  The Company's Exchange Notes will be issued only in denominations of US$1,000 principal amount and integral multiples of US$1,000. Any fractional principal amount of Exchange Notes which a registered holder is entitled to receive in the Exchange Offer will be paid to registered holders in cash.

  Holders of GID Notes who tender GID Notes on or prior to the Consent Date will receive a payment in respect of their Consent to the proposed amendments to the GID Indenture in an amount equal to US$30 per US$1,000 principal amount of such holder's GID Notes (the "Consent Payment") if all of the Closing Conditions (as defined in the Prospectus) are satisfied. The Company will pay the Consent Payment in cash to the extent that the holder of GID Notes has received 2006 Notes or in additional 2008 Notes to the extent that the holder of GID Notes has received 2008 Notes in the Exchange Offer. The Exchange Notes will be issued only in denominations of US$1,000 principal amount and integral multiples of US$1,000. Any fractional amount of 2008 Notes which a registered holder is entitled to receive as part of the Consent Payment will be paid in cash. If the Company does not receive the requisite Consents, or if the Exchange Offer is not consummated, the Consent will be deemed revoked, and holder will not receive the Consent Payment.


  Holders of GID Notes must tender their GID Notes pursuant to the Exchange Offer in order to validly deliver Consents to the proposed amendments pursuant to the consent solicitation and holders of GID Notes may not tender their GID Notes without delivering the related Consent. Tendered Consents may be revoked at any time prior to the Consent Date. Tenders of GID Notes may be withdrawn at any time on or prior to expiration or August 27, 2001, but not thereafter. A valid withdrawal of tendered GID Notes prior to August 27, 2001 will not constitute the concurrent valid revocation of such holder's Consent after the Consent Date.


  Holders of GID Notes may only tender by book-entry transfer to the Exchange Agent's account at The Depositary Trust Company ("DTC") through DTC's Automated Tender Offer Program ("ATOP") by transmitting to the Exchange Agent a computer generated message (an "Agent's Message") in which a holder of the GID Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in this Consent and Letter of Transmittal. DTC will then verify the acceptance and execute a book-entry delivery of the GID Notes to the Exchange Agent's account at DTC. By crediting the GID Notes to the Exchange Agent's account at DTC and by complying with the applicable ATOP procedures with respect to the Exchange Offer, the DTC participant confirms on behalf of itself and the beneficial owners of such GID Notes all provisions of this Consent and Letter of Transmittal (including the representations and warranties) applicable to it and such beneficial owners as fully as if the information required herein had been completed and this Consent and Letter of Transmittal had been executed and delivered to the Exchange Agent.

  Delivery of documents to DTC does not constitute delivery to the Exchange
Agent.

  The DTC participant through which a beneficial owner holds its GID Notes might require that such beneficial owner complete and sign this Consent and Letter of Transmittal, which signature must have a signature guarantee. See Instruction 1 below.

                                  TENDER NOTES

--------------------------------------------------------------------------------
    CHECK HERE IF TENDERED GID NOTES ARE BEING DELIVERED BY BOOK-ENTRY
    TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC
    AND COMPLETE THE FOLLOWING:

 Name of Tendering Institution: __________________________
 DTC Account Number: _____________________________________
 Transaction Code Number: ________________________________

Item 1. Description of GID Notes

  List below the GID Notes to which this Consent and Letter of Transmittal relates. If the space provided is inadequate, list the principal amounts at maturity on a separately executed schedule and affix the schedule to this Consent and Letter of Transmittal. Tenders of GID Notes will be accepted only in principal amounts at maturity equal to US$1,000 or integral multiples thereof.


                           DESCRIPTION OF GID NOTES

-------------------------------------------------------------------------------

   temI1. Name(s) and Address(es) of
        Registered Holder(s) or
Nameof DTC Participant and Participant's
    DTC Account Number in which GID
Principal Amount at Maturity
            Notes are Held                    Aggregate Principal Amount at
Tendered and as to which Consents
      (Please fill in, if blank)                  Maturity Represented
       are Given*

--------------------------------------------------------------------------------
--------------------------


--------------------------------------------------------------------------------
--------------------------


--------------------------------------------------------------------------------
--------------------------


--------------------------------------------------------------------------------
--------------------------


--------------------------------------------------------------------------------
--------------------------


--------------------------------------------------------------------------------
--------------------------

 * Unless otherwise specified, it will be assumed that the entire aggregate principal amount at maturity represented by the GID Notes described above is being tendered. Holders who desire to tender their GID Notes pursuant to the Exchange Offer and receive the Consent Payment are required to consent to the proposed amendments with respect to all GID Notes tendered by such Holders. Only Holders may validly tender their GID Notes and deliver their Consents pursuant to the Exchange Offer and Solicitation.


Item 2. Election as to Form of Consideration

  A. [_]Check this box if the undersigned wants to tender all of the undersigned's GID Notes in exchange for US$1,030 principal amount of 2006 Notes for each US$1,000 principal amount of GID Notes.


  B. [_]Check this box if the undersigned wants to tender all of the undersigned's GID Notes in exchange for US$1,030 principal amount of 2008 Notes for each US$1,000 principal amount of GID Notes.


  C. [_]Check this box, and complete the remainder of this section, if the undersigned holds more than US$1,000 in aggregate principal amount of GID Notes and wishes to make a mixed election as to form of consideration.

     (/1/) Indicate the principal amount of the undersigned's GID Notes for which the undersigned elects to receive only 2006 Notes.
     (/2/) Indicate the principal amount of the undersigned's GID Notes for which the undersigned elects to receive only 2008 Notes.
            Indicate the total principal amount for which the undersigned a is making this mixed election. (This amount is the total of Item 2C(1) and 2C(2) and must be equal to the total principal amount of the Holder's GID Notes being tendered as indicated in Item 1).

Item 3. Soliciting Dealer if any:

  The Company will pay to soliciting dealers a solicitation fee of US$2.50 per US$1,000 in principal amount of GID Notes tendered, not withdrawn and accepted for purchase and paid pursuant to the Exchange Offer, provided, that the aggregate solicitation fee paid to any one soliciting dealer shall not exceed US$15,000. As used herein, a "soliciting dealer" is an entity covered by the consent and letter of transmittal which designated its name as having solicited and obtained the tender, and is:

  . any broker or dealer in securities, excluding the dealer manager, which is a member of any national securities exchange or of the National Association of Securities Dealers (NASD);

  . any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

  .  any bank or trust company.

  Designate any soliciting dealer below.

      Name: _________________________________________________________

      DTC Account: __________________________________________________

             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

  The undersigned hereby tenders to Corporacion Durango, S.A. de C.V. (the "Company"), a corporation organized under the laws of the United Mexican States, upon the terms and subject to the conditions set forth in its prospectus and consent solicitation dated July 30, 2001 (the "Prospectus"), receipt of which is hereby acknowledged, and in accordance with this Consent and Letter of Transmittal, and delivers consents to the proposed amendments (the "Consents") with respect to the principal amount of GID Notes indicated above.


  Subject to, and effective upon, acceptance for exchange of, the principal amount of GID Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer and applicable law, including the prior execution of a supplemental indenture (the "Supplemental Indenture") to the Indenture, dated July 25, 1996 (the "Indenture"), between GID and The Chase Manhattan Bank (the "Trustee"), pursuant to which the GID Notes were issued, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the GID Notes tendered hereby. The undersigned also hereby delivers Consents to the proposed amendments with respect to the entire principal amount of GID Notes so tendered.


  The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such GID Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) transfer ownership of, such GID Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such GID Notes for transfer of ownership on the books of the relevant security register, (iii) receive all benefits and otherwise of such GID Notes and (iv) deliver to the Company and the Trustee, if so requested, this Consent and Letter of Transmittal as evidence of the undersigned's Consent to the proposed amendments and as certification that requisite Consents to the proposed amendments duly executed by holders have been received, all in accordance with the terms and conditions of the Exchange Offer and Solicitation as described in the Prospectus.

  The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned makes and provides the written Consent to the proposed amendments with respect to the principal amount of GID Notes tendered herewith, as permitted by the Indenture. The undersigned understands that the Consents provided hereby shall remain in full force and effect unless and until such Consents are revoked in accordance with the procedures set forth in the Prospectus and this Consent and Letter of Transmittal. The undersigned also understands that the proposed amendments will be effected by the Supplemental Indenture which will be executed by GID and the Trustee following receipt of the requisite Consents. However, the proposed amendments, by their terms, do not become effective or effect any change in the operating provisions of the Indenture unless the Company accepts all GID Notes validly tendered (and not withdrawn) pursuant to the Exchange Offer, in which event the proposed amendments shall be deemed effective as of immediately prior to such acceptance. See the section in the Prospectus captioned "The Exchange Offer--Termination and Conditions" for more information on the conditions to acceptance of the Exchange Offer. The Company shall thereafter be obligated to exchange the GID Notes so accepted for the Exchange Notes provided that the Company has received the requisite Consents as described in the Prospectus. The Company will return the GID Notes by crediting the account at DTC from which the GID Notes were delivered promptly after the Expiration Date in the event that the Company does not deliver the Exchange Notes or make the Consent Payment after the Company accepts tender.

  The undersigned also understands that no revocation of Consents may be made after the Consent Date, but if the Exchange Offer is terminated thereafter without any GID Notes having been purchased, the proposed amendments will not become effective.

  The undersigned understands that tenders of GID Notes may be withdrawn, and, prior to the Consent Date, the related Consents may be revoked at any time by written notice of withdrawal or revocation, received by the Exchange Agent, in accordance with the procedures set forth in the Prospectus under the caption "The Exchange Offer--Withdrawal Rights and Revocation of Consents." A valid withdrawal of tendered GID Notes on or prior to the Consent Date will be deemed a revocation of the related Consents. In order for a holder to revoke a Consent, such holder must withdraw the related tendered GID Notes. In the event of a termination of the Exchange Offer, the GID Notes tendered pursuant to the Exchange Offer will be credited to an account maintained at DTC from which such GID Notes were delivered.

  The undersigned understands that tenders of GID Notes pursuant to any of the procedures described in the Prospectus and in the instructions hereto and acceptance of such GID Notes by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer and this Consent and Letter of Transmittal. For purposes of the Exchange Offer, the undersigned understands that validly tendered GID Notes (or defectively tendered GID Notes with respect to which the Company has waived, or has caused to be waived, such defect) will be deemed to have been accepted for exchange if, as and when the Company gives oral or written notice thereof to the Exchange Agent. Any tendered GID Notes that are not accepted for exchange pursuant to the Exchange Offer for any reason will be returned by crediting the account maintained at DTC from which such GID Notes were delivered.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the GID Notes tendered hereby, to give the Consents contained herein, to acquire the Exchange Notes issuable upon the exchange of such tendered GID Notes, and that, when such tendered GID Notes are accepted for exchange the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned, upon request, will execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the GID Notes tendered hereby, to perfect the undersigned's Consents to the proposed amendments or to complete the execution of the Supplemental Indenture.

  All authority conferred or agreed to be conferred by this Consent and Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  The undersigned understands that the delivery and surrender of any GID Notes is not effective, and the risk of loss of the GID Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of an Agent's Message, together with any other required documents in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of GID Notes and deliveries and revocations of Consents will be determined by the Company, in its sole discretion, which determination shall be final and binding.

  Unless otherwise indicated herein under "Special Payment or Issuance Instructions," the undersigned hereby requests that any GID Notes representing principal amounts not tendered or not accepted for payment be issued in the name(s) of the undersigned by book-entry transfer, by credit to the account of DTC, and checks for the Consent Payment to be made in connection with the Exchange Offer be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under "Special Delivery Instructions," the undersigned hereby requests that any GID Notes representing principal amounts not tendered or not accepted for payment and checks for the Consent Payment to be made in connection with the Exchange Offer be delivered to the undersigned by credit to the undersigned's account at DTC.

  In the event that the "Special Payment or Issuance Instructions" box or the "Special Delivery Instructions" box is, or both are, completed, the undersigned hereby requests that any GID Notes representing principal amounts not tendered or not accepted for payment be issued in the name(s) of, and checks for the Consent Payment to be made in connection with the Offer be issued in the name(s) of, and be delivered to, the person(s) so indicated, and credit for GID Notes representing principal amounts not tendered or not accepted for payment be made to the account of DTC so indicated. The undersigned recognizes that the Company has no obligation pursuant to the "Special Payment or Issuance Instructions" box or the "Special Delivery Instructions" box to transfer any GID Notes from the name of the registered holder(s) thereof if the Company does not accept for purchase any of the principal amount of such GID Notes so tendered.

          SPECIAL PAYMENT OR                 SPECIAL DELIVERY INSTRUCTIONS
        ISSUANCE INSTRUCTIONS               (See Instructions 1, 3, 4 and 5)
   (See Instructions 1, 3, 4 and 5)


  To be completed ONLY if GID Notes        To be completed ONLY if GID Notes
 in a principal amount not tendered       in a principal amount not tendered
 or not accepted for exchange are to      or not accepted for exchange or
 be issued in the name of, or checks      checks are to be credited to
 are to be issued to the order of,        someone other than the person or
 someone other than the person or         persons whose signature(s)
 persons whose signature(s)               appear(s) within this Consent and
 appear(s) within this Consent and        Letter of Transmittal or to a DTC
 Letter of Transmittal or issued to       account different from that shown
 a DTC account different from that        in the box entitled "Description of
 shown in the box entitled                GID Notes" within this Consent and
 "Description of GID Notes" within        Letter of Transmittal.
 this Consent and Letter of
 Transmittal.                             Name of Institution: ________________

                                                     (Please Print)
 Name of Institution: _______________

            (Please Print)

 DTC Account: _______________________     DTC Account: _______________________



                                          ------------------------------------


 ------------------------------------
  (Taxpayer Identification or Social       (Taxpayer Identification or Social
           Security Number)                      Security Number)

                                PLEASE SIGN HERE
                       (To be completed by all tendering
                  and consenting Holders regardless of whether
                 Notes are being physically delivered herewith)

   By completing, executing and delivering this Consent and Letter of Transmittal, the undersigned hereby consents to the proposed amendments (and to the execution of a Supplemental Indenture effecting the proposed amendments) with respect to, and tenders, the principal amount at maturity of the GID Notes listed in the box in Item 1 above labeled "Description of GID Notes" under the column heading "Principal Amount at Maturity Tendered and as to which Consents are Given" (or, if nothing is indicated therein, the entire aggregate principal amount at maturity represented by the GID Notes described in such box).

   This Consent and Letter of Transmittal must be signed by the Holder(s) exactly as such participant's name appears on a security position listing as owner of GID Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.

 ---------------------------------------------------------
    Signature(s) of Registered Holder(s) or Authorized
                         Signatory
             (See guarantee requirement below)

 Dated:        , 2001
 Name(s) ______________________________________________________________________
                                 (Please print)
 Capacity _____________________________________________________________________
 Address ______________________________________________________________________
                               (Include Zip Code)
 Area Code and Tel. No. _______________________________________________________

 Tax Identification or Social Security No. ____________________________________



   (Complete Substitute Form W-9, Which May Be Obtained from the Information
                                  Agent)

                         Medallion Signature Guarantee
                        (If Required--see Instruction 1)
 Authorized Signature _________________________________________________________
 Name of Firm _________________________________________________________________
 Dated: _______, 2001

                                 INSTRUCTIONS

Forming part of the terms and conditions of the Exchange Offer.

  1. Signature Guarantees. A DTC participant might require a beneficial owner of the GID Notes to sign this Consent and Letter of Transmittal. All signatures on this Consent and Letter of Transmittal must be guaranteed by a medallion signature guarantor. If the GID Notes are registered in the name of a person other than the signer of this Consent and Letter of Transmittal or if GID Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on this Consent and Letter of Transmittal must be guaranteed by a medallion signature guarantor as described above. See Instruction 3.

  2. Delivery of Consent and Letter of Transmittal and GID Notes. A holder must do the following on or prior to the Expiration Date to participate in the Exchange Offer:

  . tender and deliver the Holder's GID Notes by delivering to the Exchange Agent a computer generated message, called an "agent's message", transmitted by means of the book-entry transfer facility's Automated Tender Offer Program ("ATOP") system. The Agent's Message, in part, confirms that a book-entry transfer of the GID Notes into the Exchange Agent's account at the book-entry transfer facility has occurred. It also states that the book-entry facility has received an express acknowledgment from the participant of the book-entry transfer facility who is tendering the GID Notes that:

      . the participant has received this Consent and Letter of Transmittal;

      . the participant has agreed to be bound by its terms; and

      . that the Company may enforce the Consent and Letter of Transmittal against the participant.

  A confirmation of a book-entry transfer into the Exchange Agent's account at DTC of all GID Notes delivered electronically and any other documents required by this Consent and Letter of Transmittal must be received by the Exchange Agent at its address set forth herein on or prior to the Consent Date (in order to receive the Consent Payment) or the Expiration Date, as the case may be. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

  No alternative, conditional or contingent tenders will be accepted. All tendering holders, by execution of this Consent and Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their GID Notes for exchange.

  3. Signatures on Consent and Letter of Transmittal, Instruments of Transfer and Endorsements. If this Consent and Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the GID Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the GID Notes.

  If this Consent and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

  If this Consent and Letter of Transmittal is signed by a person who is neither (1) a registered holder nor (2) exchanging GID Notes for the account of an eligible guarantor institution, the signature of such person must be guaranteed by an eligible guarantor institution.

  Pursuant to authority granted by DTC, any DTC participant which has GID Notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a Consent to the proposed amendments as though it were the registered holder by delivering an Agent's Message to DTC.

  4. Special Payment or Issuance and Delivery Instructions. All GID Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC, unless the appropriate box on this Consent and Letter of Transmittal is checked, in which case the GID Notes will be returned by crediting the account indicated in such box.

  5. Transfer Taxes. Except as set forth in this Instruction 5, the Company will pay or cause to be paid any transfer taxes imposed by Mexico or the United States with respect to the transfer and sale of GID Notes to it, or to its order, pursuant to the Exchange Offer. If payment of the Consent Payment is to be made to, or if GID Notes not tendered or exchanged are to be registered in the name of, any persons other than the registered owners, or if tendered GID Notes are registered in the name of any persons other than the persons signing this Consent and Letter of Transmittal, the amount of any transfer taxes (whether imposed on the Holder or such other person) payable on account of the transfer to such other person will be deducted from the Consent Payment unless satisfactory evidence of the payment of any such taxes imposed by Mexico or the United States or an exemption therefrom is submitted.




  The payment by the Company of any consent payment pursuant to the transmittal letter shall be made free and clear of and without deductions or withholding of any tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of Mexico (or any subdivision thereof or by any authority or agency therein or thereof having the power to tax) ("Mexican Tax"). If any Mexican Tax is so levied or imposed on any such consent payment, the Company agrees to pay additional consideration for the Notes being exchanged as may be necessary so that after all required deductions or withholdings have been made, including those applicable to additional sums payable under this provision, the net amount received by holders or other beneficial owners of the exchange notes will not be less than the amounts as would have been received by them had no such withholding or deduction been required, except that no such additional consideration shall be payable for or on account of any such taxes or governmental charges which are imposed on, or deducted or withheld from, any payment made to a holder or beneficial owner (a) by reason of the existence of any present or former connection between the holder or beneficial owner and Mexico (or any subdivision thereof or by any authority or agency therein having the power to tax) or (b) by reason of the failure by such holder or beneficial owner to comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required or imposed by a statute, treaty, regulation, filing or administration practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any such taxes or other governmental charges.


  6. Requests for Assistance or Additional Copies. Questions relating to the procedures for tendering GID Notes and providing Consents to the proposed amendments and requests for assistance may be directed to the Information Agent, the Exchange Agent or Dealer Manager and Solicitation Agent at their respective telephone numbers set forth on the last page of this document. Additional copies of the Prospectus, and the Consent and Letter of Transmittal and copies of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or W-8BEN may be obtained from the Information Agent at the address and telephone number set forth below or from your broker, dealer, commercial bank, trust company or other nominee.


IMPORTANT: In order to validly tender GID Notes pursuant to the Exchange Offer and validly deliver Consents pursuant to the Solicitation, an Agent's Message and all other required documents, must be received by the Exchange Agent on or prior to the Consent Date with respect to Holders wishing to receive the Consent Payment and on or prior to the Expiration Date with respect to Holders wishing to receive the Exchange Notes. In order to receive the Consent Payment, a Holder (or the client of such Holder) must deliver an Agent's Message and tender of the GID Notes through DTC on or prior to the Consent Date.

                           IMPORTANT TAX INFORMATION

  Under U.S. federal income tax law, a tendering Holder may be subject to backup withholding tax at a rate of 31% (or 30.5% as of August 7, 2001) with respect to the delivery by the Exchange Agent of the Exchange Offer and the payment of the Consent Payment, if any, unless such Holder (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding, (ii) provides its correct taxpayer identification number ("TIN"), certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules, or (iii) certifies as to its non-U.S. status. Completion of a Substitute Form W-9, in the case of a U.S. Holder, or Substitute Form W-8BEN, in the case of a non-U.S. Holder (which forms shall be available from the Information Agent upon request) should be used for this purpose. Failure to provide such holder's taxpayer identification number on the Substitute Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service. More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. The box in part 3 of the Substitute Form W-9 may be checked if the tendering holder (or other payee) is required to submit a Substitute Form W-9 and has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is so checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 31% (or 30.5% as of August 7, 2001) on all such payments of the Consent Payment, if any, until a TIN is provided to the Exchange Agent.

  We have not authorized any person to give any information or to make any representations other than those contained in the Prospectus and, if given or made, you must not rely on this information or representation as having been authorized by us. The Prospectus, this Consent and Letter of Transmittal and any related documents do not constitute an offer to buy or the solicitation of an offer to sell the exchange notes in any circumstance in which the offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on behalf of Corporacion Durango, S.A. de C.V. by the dealer manager and solicitation agent or one or more registered brokers or dealers licensed under the laws of that jurisdiction.


  In order to tender, a holder must tender pursuant to DTC's Automated Tender Offer Program.


              The exchange agent for the exchange offer is:


                         The Chase Manhattan Bank


                    Capital Markets Fiduciary Services


                       450 W. 33rd St., 15th Floor


                         New York, NY 10001-2697


                           Tel: (212) 638-0459


                               (212) 638-0431



   Any questions or requests for assistance or for additional copies of this prospectus and consent solicitation, the consent and letter of transmittal or related documents may be directed to the information agent at its telephone number set forth below. A holder may also contact the dealer manager and solicitation agent at its telephone number set forth below or such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

             The information agent for the exchange offer is:


                          D.F. King & Co., Inc.


                             77 Water Street


                         New York, New York 10005


                     Banks and Brokers, call collect:


                              (212) 269-5550


                         Others, call toll free:


                              (800) 714-3312


The exclusive dealer manager and solicitation agent for the exchange offer and consent solicitation is:


                      Banc of America Securities LLC


                    100 North Tryon Street, 7th Floor


                           Charlotte, NC 28255


                  Attention: High Yield Special Products


                      Tel.: (704) 388-4807 (Collect)


                     Tel.: (888) 292-0070 (Toll Free)